Exhibit 99.1

IEC ANNOUNCES IMPROVED PROFITABILITY IN FISCAL THIRD QUARTER

•	Gross Profit Margin Improves to 16.8%

•	Net Income of $1.6 Million with EPS of $0.16

•	Net Debt Reduction of $4.7 Million

Newark, New York, August 10, 2016 - IEC Electronics Corp. (NYSE MKT: IEC) today announced results for the fiscal third quarter and nine months ended July 1, 2016.

For the third quarter of fiscal 2016, the Company recorded net sales of $32.5 million, essentially flat as compared to net sales of $32.6 million in the third quarter of the last fiscal year. Gross profit margin for the third quarter grew to 16.8% compared to 14.4% in the same quarter last year. Selling and administrative expenses (excluding restatement and related expenses), decreased to $3.5 million or 10.7% of sales as compared to $3.7 million or 11.3% of sales in the third quarter of fiscal 2015. Net income for the quarter was $1.6 million, or $0.16 per share, compared to a net loss of $4.0 million, or a loss of $0.39 per share, in the prior year period. The Company incurred a loss on discontinued operations of $4.4 million in the third quarter 2015 related to its divestiture of its subsidiary Southern California Braiding (“SCB”). IEC reduced net debt by $4.7 million in the third quarter of fiscal 2016. In addition, IEC reduced net inventory by $5.6 million compared to inventory levels at year end 2015 and by $3.8 million compared to the second quarter of 2016.

Revenues for the first nine months of fiscal 2016 increased 5.9% to $98.6 million as compared to $93.1 million in the same period of fiscal 2015. Gross profit margin for the first nine months of 2016 grew to 17.3% as compared to 11.9% in the first nine months of 2015. Selling and administrative expenses (excluding restatement and related expenses), decreased to $11.2 million or 11.4% of sales as compared to $13.3 million or 14.2% of sales in the first nine months of fiscal 2015. Net income for the first nine months of 2016 was $4.6 million, or $0.45 per share, compared to a net loss of $10.3 million, or a loss of $1.03 per share, in the same prior year period.

During the quarter, IEC announced that it has been awarded a three-year, $10.2 million contract from a Tier 2 Department of Defense Supplier in support of digital tactical networking and voice communication equipment for U.S. aircraft, ground vehicles, and surface warships. The Company expects production to commence in the fourth quarter of fiscal 2016. Additionally, subsequent to the close of the third quarter, the Company announced that it has received a one-year, $3.7 million contract from a strategic aerospace & defense customer. IEC will manufacture guided missile firing system components that are utilized by a top US Government prime contractor. The program will be fulfilled at IEC’s Albuquerque facility, leveraging IEC’s vertically integrated manufacturing services including advanced test engineering and specialized processes for mission critical applications.

Jeffrey T. Schlarbaum, President & CEO of IEC Electronics commented, “We’re pleased to have delivered solid third quarter results that reflect improved profitability and consistent margin performance. During the quarter we further strengthened our balance sheet, significantly reducing both our long term debt and our

Exhibit 99.1

inventory position and driving improved cash flow. Our results demonstrate our focused execution of the operational strategies we put into place eighteen months ago.

“Our initial priorities of improving our operations and regaining the confidence of our existing customers have rebuilt a solid platform, so that we may now enhance our focus on our long-term organic growth. We recently announced two new contract awards from existing customers and our ability to provide specialized engineering and manufacturing solutions that enable the production of life-saving and mission critical products is expanding our reach in the marketplace. With our operational improvements well underway, and the reestablishment of a solid balance sheet, we believe we have secured a foundation that will enable us to leverage our expertise working within complex, highly regulated markets. With our unique capabilities providing specialized engineering and manufacturing solutions, we believe we are well positioned to broaden our customer base and drive future growth,” Mr. Schlarbaum concluded.

Conference Call:

IEC will host a conference call, today, Wednesday, August 10, 2016 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal third quarter and nine months ended July 1, 2016.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 660-6853 and international callers may dial (201) 612-7415. Callers must enter conference i.d. number 13641972.

To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.InvestorCalendar.com. An online replay will be available shortly after the call.

About IEC Electronics
IEC Electronics provides electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100C, ISO 13485, Nadcap and IPC QML.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.
Note Regarding Forward-Looking Statements

References in this report to “IEC”, the “Company”, “we”, “our”, or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward- looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding

Exhibit 99.1

future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: our ability to successfully remediate material weaknesses in our internal controls; litigation; business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; variability of our operating results; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products, uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; the types and mix of sales to our customers; intellectual property litigation; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”).

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Contact:	Michael T. Williams	John Nesbett or Jennifer Belodeau
	Chief Financial Officer	Institutional Marketing Services (IMS)
	IEC Electronics Corp.	(203) 972-9200
	(315) 332-4308	jnesbett@institutionalms.com
	mwilliams@iec-electonics.com	jbelodeau@institutionalms.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
JULY 1, 2016 and SEPTEMBER 30, 2015
(in thousands, except share and per share data)

	July 1, 2016	September 30, 2015
	(unaudited)
ASSETS
Current assets:
Cash	$603	$407
Accounts receivable, net of allowance	19,098	24,923
Inventories, net	20,113	25,753
Other current assets	1,340	1,444
Total current assets	41,154	52,527

Fixed assets, net	15,231	15,443
Intangible assets, net	105	134
Goodwill	101	101
Deferred income taxes	3	—
Other long term assets	268	57
Total assets	$56,862	$68,262

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$2,665	$2,908
Accounts payable	13,616	18,336
Accrued payroll and related expenses	3,638	2,338
Other accrued expenses	662	1,318
Customer deposits	3,186	5,761
Total current liabilities	23,767	30,661

Long-term debt	18,943	28,323
Other long-term liabilities	583	590
Total liabilities	43,293	59,574

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value: 500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,329,891 and 11,232,017 shares, respectively
Outstanding: 10,274,403 and 10,196,145 shares, respectively	113	112
Additional paid-in capital	46,175	45,845
Retained earnings/(accumulated deficit)	(31,130)	(35,740)
Treasury stock, at cost: 1,055,488 and 1,035,872 shares, respectively	(1,589)	(1,529)
Total stockholders' equity	13,569	8,688

Total liabilities and stockholders' equity	$56,862	$68,262

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED INCOME STATEMENTS
THREE and NINE MONTHS ENDED JULY 1, 2016 and JUNE 26, 2015
(unaudited; in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	July 1, 2016	June 26, 2015	July 1, 2016	June 26, 2015

Net sales	$32,508	$32,577	$98,590	$93,061
Cost of sales	27,045	27,888	81,573	81,944
Gross profit	5,463	4,689	$17,017	$11,117

Selling and administrative expenses	3,463	3,689	11,218	13,255
Restatement and related expenses	12	312	4	953
Operating profit/(loss)	1,988	688	5,795	(3,091)

Interest and financing expense	389	316	1,191	1,516
Income/(loss) from continuing operations before income taxes	1,599	372	4,604	(4,607)

Provision for/(benefit from) income taxes	(6)	(4)	(6)	(4)
Income/(loss) from continuing operations	1,605	376	4,610	(4,603)

Loss on discontinued operations, net	—	(4,392)	—	(5,745)

Net income/(loss)	$1,605	$(4,016)	$4,610	$(10,348)

Basic net income/(loss) per common and common equivalent share:
Earnings/(loss) from continuing operations	$0.16	$0.04	$0.45	$(0.46)
Earnings/(loss) from discontinued operations	—	(0.43)	$—	$(0.57)
Net earnings/loss	$0.16	$(0.39)	$0.45	$(1.03)

Diluted net income/(loss) per common and common equivalent share:
Earnings/(loss) from continuing operations	$0.16	$0.04	$0.45	$(0.46)
Earnings/(loss) from discontinued operations	—	(0.43)	—	(0.57)
Net earnings/loss	$0.16	$(0.39)	$0.45	$(1.03)

Weighted average number of common and common equivalent shares outstanding:
Basic	10,211,347	10,199,431	10,210,805	10,049,395
Diluted	10,211,347	10,199,431	10,210,805	10,049,395